EXHIBIT 2.1

                          SUBSCRIPTION AGREEMENT

                                  BETWEEN

                            K & S VENTURES, INC.

                                    AND

                         LONE WOLF EXPLORATION, INC.

                            December ___, 1996


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                             TABLE OF CONTENTS

1. Definitions.....................................................4
2  Subscriptions...................................................5
3.	Closing.........................................................6
	  (b)	The Closing
	  (c) Actions at the Closing
4. Merger..........................................................6
5. Representations and Warranties of the Corporation............7-12
	  (a)	Organization, Qualification, and Corporate Power
	  (b)	Capitalization
	  (c)	Authorization of Transaction
	  (d)	Noncontravention
	  (e)	Filings with the SEC
	  (f)	Financial Statements
	  (g)	Events Subsequent to Most Recent Fiscal Quarter End
	  (h)	Undisclosed Liabilities
	  (i)	Brokers' Fees
	  (j)	Legal Proceedings and Claims
	  (k)	No Other Liabilities
	  (l)	ERISA
	  (m)	Employment Matters
	  (n)	Disclosure of Contracts
	  (o)	Guaranties, Etc
	  (p)	Certain Transactions
	  (q)	Receipt of Consideration
	  (r)	Shareholder Consent
6.	Representations and Warranties of the Buyer.................12-14
	  (a)	Organization
	  (b)	Capitalization
	  (c)	Authorization of Transaction
	  (d)	Noncontravention
	  (e)	Brokers' Fees
7.	Termination....................................................14
	  (a)	Termination of Agreement
	  (b)	Effect of Termination
8.	Miscellaneous...............................................14-15
	  (a)	Entire Agreement
	  (b)	Succession and Assignment
	  (c)	Counterparts
	  (d)	Headings

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8. Miscellaneous(continued)
	  (e)	Amendments and Waivers
	  (f)	Severability
	  (g)	Expenses
	  (h)	Construction
	  (i)	Incorporation of Exhibits and Schedules

Schedule 5(j)
Schedule 5(m)
Schedule 5(n)


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                           SUBSCRIPTION AGREEMENT

  	This Subscription Agreement (the "Agreement") is entered into as of December _____, 1996 by and between K & S VENTURES, INC., a Colorado corporation (the "Corporation"), and LONE WOLF EXPLORATION, INC., an Oklahoma corporation (the "Buyer"). The Buyer and the Corporation are referred to collectively herein as the "Parties".

  	By Unanimous Written Consent of Shareholders in Lieu of Special Meeting of the Corporation, the shareholders of the Corporation adopted a Resolution directing the Corporation to enter into the transactions contemplated in this Agreement. The Corporation will receive a payment of $100,000 from the Buyer in exchange for ninety thousand (90,000) shares of the common stock, no par value, of the Corporation ("Common Stock") and the approval of the contemplated merger by the Board of Directors of the Corporation and the shareholders of the Corporation ("Corporation Shareholders").

  	Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

   1.	Definitions.

    	"Buyer" has the meaning set forth in the preface above.

    	"Buyer's Shares" has the meaning set forth in paragraph 6(b) below.

    	"Closing" has the meaning set forth in paragraph 3(a) below.

    	"Closing Date" has the meaning set forth in paragraph 3(a) below.

    	"Common Stock" has the meaning set forth in the preface above.

    	"Colorado Business Corporation Act" means the general corporate law of the State of Colorado, as amended.

    	"Corporation" has the meaning set forth in the preface above.

    	"Corporation Shareholders" has the meaning set forth in the preface above.

    	"Disclosure Schedule" has the meaning set forth in paragraph 5 below.

    	"GAAP" means United States generally accepted accounting principles as in effect from time to time.

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    	"IRS" means the Internal Revenue Service.

    	"Knowledge" means actual knowledge after reasonable investigation.

    	"Merger" has the meaning set forth in paragraph 4 below.

    	"Most Recent Fiscal Quarter End" has the meaning set forth in paragraph 5(f) below.

 	   "Oklahoma General Corporation Act" means the general corporate law of the State of Oklahoma, as amended.

  	  "Party" has the meaning set forth in the preface above.

 	   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

 	   "Public Report" has the meaning set forth in paragraph 5(e) below.

    	"SEC" means the Securities and Exchange Commission.

    	"Securities Act" means the Securities Act of 1933, as amended.

    	"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

    	"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's,and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c)purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    	"Subscribed Shares" has the meaning set forth in paragraph 2(a) below.

  	2. Subscription.

    	(a)	The Buyer hereby subscribes for 90,000 shares of Common
         Stock (the "Subscribed Shares") in exchange for the payment to the Corporation by the Buyer of the sum of One Hundred Thousand and No/100 Dollars ($100,000) in cash.

    	(b)	On the Closing Date (as defined in Section 3 below), the
         Buyer shall deliver to the Corporation Ninety Two Thousand and No/100 Dollars ($92,000) in immediately available funds, which sum, along with

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         the Eight Thousand and No/100 Dollars ($8,000) payment made to the
         Corporation prior to the date of execution hereof will constitute all of the consideration to be paid by the Buyer hereunder.

    	(c)	The foregoing subscription for 90,000 shares of Common Stock is hereby accepted on behalf of the Corporation.

  	3.	Closing.

   		(a)	The Closing.  The closing of the transactions contemplated by this
         Agreement (the "Closing") shall take place at the offices of Adams and
         Reese, L.L.P. in Houston, Texas, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing
         Date"), but no later than December 31, 1996, after which date this agreement will automatically expire and be of no further
         force and effect, unless extended by agreement of the parties.

   		(b)	Actions at the Closing.  At the Closing, (i) the Buyer will pay
         $92,000 in immediately available funds to or upon the written disbursement instructions of the Corporation, which sum, along with the $8,000 payment made to the Corporation prior to the date of execution hereof will constitute all of the $100,000 cash portion of the consideration to be paid hereunder and (ii) the Corporation will furnish to the Buyer a stock certificate (issued in the name of the
         Buyer or its nominee) representing the Subscribed Shares.

  	4.	Merger.

   		(a)	As soon as practicable after the Closing but no later than
         June 30, 1997, and subject to applicable legal requirements, the Buyer will merge with and into the Corporation (the "Merger") upon final terms and conditions to be determined by the Board of Directors of K&S. The Corporation shall be the surviving entity following the Merger ("Newco"). The Corporation and Corporation Shareholders shall enter into unanimous consents approving the Merger in return for 10% of the equity ownership of Newco.

   		(b)	The Buyer agrees not to dilute the ownership interest of the
         Corporation Shareholders in the Corporation prior to the Merger.
         Additionally, the Buyer agrees not to dilute the ownership interest of the Corporation Shareholders in Newco for one (1) year following the Merger, except to the extent the ownership interest of all Newco shareholders, is diluted.

  	5.	Representations and Warranties of the Corporation.  The Corporation
      represents and warrants to the Buyer that the statements contained in this paragraph 5 are correct and complete as of the date of this
      Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the

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      date of this Agreement throughout this paragraph 5), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this paragraph 5.

		   (a) Organization, Qualification, and Corporate Power.  The Corporation
         is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.
         The Corporation is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  The Corporation has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

   		(b)	Capitalization.  The entire authorized capital stock of the
         Corporation consists of 100,000,000 shares of Common Stock, of which
         10,000 shares of Common Stock are issued and outstanding and no shares of Common Stock are held in treasury, and 20,000,000 shares of preferred stock ("Preferred Stock"), none of which are issued or outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Corporation to issue, sell, or otherwise cause to become outstanding any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Corporation.  All of the shares of
         Common Stock to be issued hereunder have been duly authorized and, upon the Closing Date, will be validly issued, fully paid and nonassessable.

   		(c)	Authorization of Transaction.  The Corporation has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.
         This Agreement constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions.

   		(d)	Noncontravention.  Neither the execution and the delivery of this
         Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Corporation is subject or any provision of the charter or bylaws of the Corporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Corporation is a party or by which it is bound or to which any of its assets is subject
         (or result in the imposition of any Security Interest upon any of its assets).  Other than in connection with the Colorado Business
         Corporation Act, the Securities Exchange Act, the Securities Act,
         and the state securities laws, the Corporation does not need to give any notice to, make any filing with, or obtain any
         authorization, consent, or approval of any government or
         governmental agency in order for the Parties to consummate the

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         transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

    	(e) Filings with the SEC. The Corporation has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports").
         Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
         The Corporation has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

   		(f)	Financial Statements.  The Corporation has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996 (the
         "Most Recent Fiscal Quarter End"), June 30, 1996, March 31, 1996,
         September 30, 1995, June 30, 1995 and March 31, 1995 and an Annual
         Report on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1994.  The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with
         GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the
         Corporation as of the indicated dates and the results of operations of the Corporation for the indicated periods.

  		(g)	 Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most
         Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects.

   		(h)	Undisclosed Liabilities.  The Corporation has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End
         (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course
         of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

   		(i)	Brokers' Fees.  The Corporation has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

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   		(j)	Legal Proceedings and Claims.  Except as set forth on Schedule 5(j), there are, and on the Closing Date will be, no actions, litigation, suits or proceedings ("Suits") against the Corporation or any of
         Corporation Shareholders, pending or threatened, in any court or before any regulatory commission, board or governmental or administrative agency.  The Corporation, after due inquiry, knows of no facts or circumstances which would provide a basis for any such action, suit or proceeding.  The Corporation is not in violation of, or delinquent with respect to, any law or regulation of or agreement with , or any license or permit from, any
         governmental entity, agency, body, board or authority, including, without limitation, laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, sex, race, religious, disability and age discrimination and the environment, including, without limitation, laws and regulations relating to solid waste and hazardous waste treatment, storage, disposal, generation and transportation, air and water pollution, drinking water or ground water contamination, the handling, storage or release into the environment of hazardous materials, the manufacture and handling of toxic substances, the use and the protection of the environment generally; nor has the
         Corporation received any notice of any violation of a type referred to in any portion of this subsection.

   		(k)	No Other Liabilities.  The Corporation affirmatively and expressly represents and warrants that, except as specifically and expressly disclosed in a periodic filing with the SEC, the Financial Statements or otherwise specifically and expressly disclosed in any other
         Exhibit or Schedule to this Agreement, the Corporation has and at the Closing Date shall have, no:

      			(i)  	Liabilities for legal, accounting and audit fees and other
               expenses incurred by the Corporation in connection with the preparation of this Agreement;

      			(ii)	 Liabilities for taxes (federal, state, local and foreign) on or measured by the Corporation's income; any liabilities for
               federal or state income and employee FICA taxes; any liabilities for federal or state employee FICA or unemployment taxes; any liabilities for franchise taxes of the Corporation; and any sales, use, excise, stamp, transfer, real estate, personal property and/or other tax liabilities of the Corporation;

      			(iii)	Liabilities or indebtedness of the Corporation to banks or other financial institutions or persons or entities with respect to borrowed money;

       			(iv)	Liabilities for any insurance premium or retrospective or
               similar insurance premium adjustments;

	        		(v)	Liabilities for unpaid salaries, wages, sick pay, severance pay, bonuses, holiday and vacation pay, and like payroll items with respect to any employee of the Corporation;

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       			(vi)	Product warranty liabilities of the Corporation (including claims for consequential damages and damage to person or property) with respect to products sold, leased or rented, and services
               performed at any time;

      			(vii)	Liabilities of the Corporation for injury to or death of persons or damage to or destruction of property (including, without limitation, any workers' compensation claim) whether such
               claim or liability is asserted before or after the Closing
               Date, which arises out of or relates to the sale, lease,
               rental or other transfer of any product or the performance of any services by the Corporation or its agents or employees prior to the Closing Date, including, without limitation, any claim for consequential damages in connection with any of the foregoing;

     			(viii)	Liabilities for medical, dental, or long-term or short-term
               disability benefits, whether payable before or after the
               Closing Date, whether insured, self-insured or uninsured, and whether such claim or liability relates to disabilities or conditions existing before the Closing Date, and any other liability for the foregoing, regardless of when accrued and regardless of when any condition existed, which in any manner arises out of, by virtue of or in connection with any actual or asserted employment relationship at any time with the
               Corporation;

       			(ix)	Liabilities (whether asserted before or after the Closing Date)
               for any breach of a representation, warranty, agreement or covenant, or for any claim for indemnification, contained in any agreement, contract or other document referred to in Section
               5(n), to the extent that such breach or claim arose out of or by virtue of the performance of non-performance thereunder or any condition existing prior to the Closing Date;

        			(x)	Liabilities arising out of or in connection with any employee health, welfare and pension benefit plans of the Corporation before or after the Closing Date; and

       			(xi)	Liabilities arising out of or in connection with any third party reimbursement programs, including settlements, credit balances payable, or any other claims for reimbursement or recoupment of funds paid or advanced.

     (l)	ERISA.  The Corporation maintains no deferred compensation, health, welfare, pension, retirement, group insurance, profit sharing, bonus, severance and any other director, officer and/or employee benefit plan.

   		(m)	Employment Matters.  The Corporation has no employees other than those listed on Schedule 5(m).  The Corporation is not a party to any employment contracts.  The Corporation has complied with all laws, rules and regulations relating to the employment of labor, including any provisions thereof relating to, wages, hours, collective bargaining and the payment of social security and similar taxes and benefits for employees and former employees, and the Corporation is not liable to any person or entity (including any governmental entity) for any arrears of wages, payments, taxes, fines or penalties for failure to comply with any of the foregoing or for any

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         liability, loss, claim, fine, penalty or damage in connection with any employment relationship.

   		(n)	Disclosure of Contracts.  Schedule 5(n) is a true and complete list of all contracts, documents, or other writings reflecting any arrangement (a "Contract"), to which the Corporation is a party.  The
         Corporation has delivered to the Buyer a correct and complete copy of each Contract (together with all exhibits and schedules thereto and as amended to date).  Each such Contract is, and on the Closing Date will be, valid, in full force and effect and binding upon the parties thereto.  No material default by any party to any such Contract exists.

   		(o)	Guaranties, Etc.  The Corporation has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on any indebtedness of any other person or entity, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

   		(p)	Certain Transactions.  Since the date of the Most Recent Fiscal
         Quarter End, the Corporation has not and will not prior to the
         Closing Date, without the prior written consent of The Buyer:

      			(i)   Issued or agreed to issue any capital stock or other rights to purchase or otherwise acquire any shares of the Corporation's capital stock or issued any securities convertible into or exchangeable for shares of the Corporation's capital stock;

      			(ii)	 Redeemed, directly or indirectly, or agreed to redeem,
               purchase, or otherwise acquire any of the Corporation's capital stock or other ownership interest;

     	 		(iii)	Merged or consolidated, or sold all or substantially all of
               the Corporation's assets or entered into any agreement for such merger, consolidation, or sale of assets, except as
               required by the transactions contemplated by this Agreement;

       		(iv) Entered into or amended any employment contract with present employees, granted any bonuses, increases in or additional compensation to any of the Corporation's directors, officers, employees, agents or independent contractors;

       			(v)	 Borrowed or agreed to borrow any funds, or issued any debt
               securities or guaranteed or agreed to guarantee the
               obligations of others or repaid any outstanding short-term unsecured indebtedness other than at its stated maturity or amended or agreed to amend any of the terms governing any
               outstanding indebtedness or made intercompany loans and transfer;

      			(vi)	 Waived any contractual rights of substantial value;

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      			(vii) Entered into any agreement, contract, commitment or other instrument that, if entered into prior to the date of this
               Agreement, would be required to be listed in any exhibit or schedule to this Agreement;

     			(viii)	Breached any agreement to which the Corporation is a party;

      			(ix)  Entered into any agreement, contract or commitment to acquire any other entity or assets thereof; or

       		(x)   Declared, set aside, paid or made any dividend or distribution of any kind with respect to the Corporation's capital stock.

     (q)	Receipt of Consideration.  The Corporation has received, prior to the date of execution hereof, $8,000 of the consideration to be paid hereunder. Said sum along with the $92,000 to be paid on the Closing Date as set forth in paragraph 3(b) shall constitute all of the cash consideration to be paid hereunder.

   		(r)	Shareholder Consent.  The Corporation has no more than ten
         shareholders. The Corporation has entered in to this Agreement pursuant to the unanimous written instruction of the shareholders of the Corporation. Said unanimous consent was solicited and obtained by David Craig, a shareholder of the Corporation who is not an officer or director of the Corporation. Each shareholder of the Corporation is listed on the signature page hereof.

   		(s) Each shareholder acknowledges receipt of the Dissenter's Notice, a copy of which is attached hereto as Schedule 5(s) and by execution, of this Agreement declines to exercise such dissenter's rights.

   6.	Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Corporation that the statements contained in this paragraph 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this paragraph 6), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this paragraph 6.

   		(a)	Organization.  The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

   		(b)	Capitalization.  The entire authorized capital stock of the Buyer consists of ___ shares of common stock, par value ___ per share
         ("Buyer's Shares"), of which ___ Buyer Shares are issued and outstanding and ___ Buyer Shares are held in treasury.

   		(c)	Authorization of Transaction.  The Buyer has full power and
         authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.

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         This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

   		(d)	Noncontravention.  To the knowledge of any director or officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
         (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or
         (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.  To the knowledge of any director or officer of the Corporation, and other than in connection with the provisions of the [Oklahoma General Corporation
         Act and the Colorado Business Corporation Act], the Securities
         Exchange Act, the Securities Act, and the state securities laws, the
         Corporation does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement , except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

   		(e)	Brokers' Fees.  The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

   7.	Termination.

   		(a) Termination of Agreement.  Either of the Parties may terminate this
         Agreement with the prior authorization of its board of directors as provided below:

      		(i)	   the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

      		(ii)	  the Corporation may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing Date in the event the Buyer has breached any material representation,
               warranty, or covenant contained in this Agreement in any
               material respect, the Corporation has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

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      		(iii)	 the Buyer may terminate this Agreement by giving written
               notice to the Corporation at any time prior to the Closing Date in the event the Corporation has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Corporation of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

     (b)	Effect of Termination.  If any Party terminates this Agreement pursuant to paragraph 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

   8.	Miscellaneous.

   		(a)	Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

   		(b)	Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

   		(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

   		(d) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   		(e)	Amendments and Waivers.  The Parties may mutually amend any
         provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the
         Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

   		(f)	Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                                       14

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

   		(g)	Expenses.  Each of the Parties will bear its own costs and expenses
         (including legal fees and expenses) incurred in connection with this
         Agreement and the transactions contemplated hereby.

   		(h)	Construction.  The Parties have participated jointly in the
         negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
         Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.
         The word "including" shall mean including without limitation.

   		(i)	Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
         identified in this Agreement are incorporated herein by reference and made a part hereof.

   IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.



         [The remainder of this page is intentionally left blank.]

                                    15

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

                                     LONE WOLF EXPLORATION, INC.

                                     By:
                                     ------------------------------
                                     Title:


                                     K & S VENTURES, INC.

                                     By:
                                     ------------------------------
                                     Title:



                                   16

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

                                     SHAREHOLDERS OF
                                     K & S VENTURES, INC.


                                     Name: /s/ Mark A. Poole
                                     Date: 12/30/96

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     ____________________________
                                     Notary Public in and for
                                     The State of________



                                     Name:
                                     -----------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     ___________________________
                                     Notary Public in and for
                                     The State of________



                                     Name:
                                     ---------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     ___________________________
                                     Notary Public in and for
                                     The State of_________

                                  17

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

                                     Name:
                                     ---------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     ___________________________
                                     Notary Public in and for
                                     The State of_________



                                     Name:
                                     ---------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     __________________________
                                     Notary Public in and for
                                     The State of__________



                                     Name:
                                     ---------------------------
	                                    Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     __________________________
                                     Notary Public in and for
                                     The State of__________



                                     Name:
                                     --------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     __________________________
                                     Notary Public in and for
                                     The State of__________


                                    18

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

                                     Name:
                                     --------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     __________________________
                                     Notary Public in and for
                                     The State of_________



                                     Name:
                                     --------------------------
                                     Date:

SWORN TO AND SUBSCRIBED BEFORE ME this _______ day of December, 1996, to certify which witness my hand and seal of office.

                                     ___________________________
                                     Notary Public in and for
                                     The State of_________


                                     19

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